Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form S-11 of CBS Outdoor Americas Inc. of our report dated February 18, 2014, relating to the financial statements and financial statement schedules of CBS Outdoor Americas, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

February 18, 2014